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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Cymer, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CYMER, INC.
16750 VIA DEL CAMPO COURT
SAN DIEGO, CALIFORNIA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2003

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Cymer, Inc., a Nevada corporation. The meeting will be held on Thursday, May 22, 2003 at 10:00 a.m. local time at our offices at 17075 Thornmint Court, San Diego, California 92127 for the following purposes:

  1.
  To elect eight directors to serve for one year.

  2.
  To approve an amendment to Cymer's 1996 Employee Stock Purchase Plan to increase the aggregate number of shares reserved for issuance under the plan by 200,000 shares.

  3.
  To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the proxy statement accompanying this notice.

        The record date for the annual meeting is March 31, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ NANCY J. BAKER Nancy J. Baker Secretary
San Diego, California April 7, 2003

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as instructed in these materials as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have returned your signed proxy, you may still vote in person if you attend the meeting and you revoke the proxy. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CYMER, INC.
16750 Via Del Campo Court
SAN DIEGO, CALIFORNIA 92127

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 22, 2003

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Cymer, Inc. is soliciting your proxy to vote at our annual meeting of stockholders to be held on May 22, 2003. We request that you cast your vote on each of the proposals described in this proxy statement. You are invited to attend the annual meeting, but you do not need to attend the meeting in person to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions as provided on the proxy card to vote by internet or by phone. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about April 10, 2003.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  The election of eight directors;

  •
  The approval of an amendment to our 1996 Employee Stock Purchase Plan to increase the aggregate number of shares reserved for issuance under such plan by 200,000 shares; and

  •
  The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 31, 2003, the record date, will be entitled to vote at the annual meeting. On the record date, there were 34,398,929 shares of our common stock outstanding.

Am I a stockholder of record?

        If on March 31, 2003 your Cymer shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card.

What if my Cymer shares are not registered directly in my name but are held in street name?

        If on March 31, 2003 your Cymer shares were held in an account at a broker, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct the stockholder of record on how to vote the shares in your account. You are also invited to attend the annual meeting. Since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the stockholder of record.

If I am a stockholder of record of Cymer shares, how do I cast my votes?

        If you are the stockholder of record, you may vote in person at the annual meeting or by proxy using the enclosed proxy card.

  •
  To vote in person, come to the annual meeting, and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card before the annual meeting, we will vote your shares as you direct.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting, revoke your proxy and vote in person even if you have already returned your signed proxy.

If I am a beneficial owner of Cymer shares, how do I vote?

        If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please follow the voting instructions provided by your broker, dealer or other similar organization to ensure that your vote is counted.

To vote in person at the annual meeting, you must obtain a valid proxy from your broker or other organization. Follow the instructions from your broker or other organization included with these proxy materials, or contact your broker or other organization to request a proxy form.

How many votes are needed to approve each proposal?

  •
  For the election of directors you may vote "FOR" all nominees or you may withhold your vote from any nominee that you specify. The eight nominees receiving the most "FOR" votes among votes properly cast will be elected.

  •
  You may vote "FOR" or "AGAINST" Proposal 2, the amendment of our 1996 Employee Stock Purchase Plan to increase the aggregate number of shares reserved for issuance under such plan by 200,000 shares, or you may "ABSTAIN" from voting on this proposal. To be approved, the proposal must receive a "FOR" vote from a majority of the Cymer shares represented at the meeting.

  •
  You may vote "FOR" or "AGAINST" Proposal 3, the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003, or you may "ABSTAIN" from voting on this proposal. To be approved, the proposal must receive a "FOR" vote from a majority of the Cymer shares represented at the meeting.

How many votes do I have?

        On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on March 31, 2003. In the election of directors, you have one vote for each Cymer share, and you may cast that vote "FOR" up to a maximum of eight nominees; you may withhold your vote from any nominee or all of the nominees.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting who will separately count "FOR" votes, "AGAINST" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions and broker non-votes are counted towards the presence or absence of a quorum but will not be counted towards the affirmative vote total on any proposal.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least 17,199,465 shares, a majority of the shares outstanding on March 31, 2003, are represented at the meeting in person or by proxy. On March 31, 2003, there were 34,398,929 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote in person at the meeting.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What will happen if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your Cymer shares will be voted "FOR" the election of all eight nominees for director, "FOR" the amendment to Cymer's 1996 Employee Stock Purchase Plan to increase the aggregate number of shares reserved for issuance under the plan by 200,000 shares and "FOR" the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may send a written notice that you are revoking your proxy to us at Cymer, Inc., 16750 Via Del Campo Court, San Diego, California 92127, Attention: Nancy J. Baker.

  •
  You may send a duly executed proxy bearing a later date in accordance with the instructions in this proxy statement or provided by your broker or similar organization.

  •
  You may attend the annual meeting, revoke the proxy in writing and vote in person. Either attending the meeting or voting in person at the meeting will not by itself revoke your proxy.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2003.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and American Stock Transfer & Trust Company may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, dealers and other similar organizations for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in our proxy materials for the annual meeting of stockholders in 2004, your proposal must be received in writing by the Corporate Secretary at Cymer, Inc., 16750 Via Del Campo Court, San Diego, California 92127, no later than December 11, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for that annual meeting of stockholders must do so no later than February 24, 2004. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our board of directors consists of eight directors. Our Bylaws were amended on March 31, 2003 to increase the number of board members from seven to eight. There are eight nominees for election as directors this year. The eight nominees are identified in the table below. Each of the eight listed below is currently a director of Cymer. Five of these directors were elected by the stockholders at the last annual meeting. Charles J. Abbe was elected by the board of directors following Kenneth Deemer's retirement from the board effective January 15, 2003. On March 30, 2003, Richard Abraham retired from the board. Young K. Sohn and Edward H. Braun were elected to the board on March 31, 2003 by the board of directors.

Name	Age	Position Held with the Company	Director Since
Charles J. Abbe(2)	61	Director	2003
Robert P. Akins(5)	51	Chairman of the Board of Directors and Chief Executive Officer	1986
Edward H. Braun(2)	63	Director	2003
Michael R. Gaulke(2)(3)	57	Director	2000
William G. Oldham	64	Director	2001
Peter J. Simone(3)	55	Director	1993
Young K. Sohn(1)	47	Director	2003
Jon D. Tompkins(1)(3)	62	Director	1999

(1)
Member of the Compensation Committee.
(2)
Member of the Audit Committee.
(3)
Member of the Nominating and Corporate Governance Committee.
(4)
Member of the Scientific Advisory Committee.
(5)
Member of the Stock Option Committee.

        Each director to be elected will hold office until the next annual meeting of stockholders or until such director's death, retirement, resignation or removal. Directors are elected by a plurality of the votes properly cast in person or by proxy. The eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named in this proxy statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our board of directors. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

        A brief biography of each nominee follows:

        Charles J. (Jay) Abbe has served as a director of Cymer since January 2003. Mr. Abbe served as president and chief operating officer and as director of JDS Uniphase Corporation from February 2000 until his retirement in June 2001. He was employed previously as president and chief executive officer, at Optical Coating Laboratory, Inc. from 1996 until the company merged with JDS Uniphase in February 2000. From 1990 to 1996, he served in several positions of increasing responsibility, including senior vice president, electronics sector, at Raychem Corporation in Menlo Park, California. Mr. Abbe practiced business consulting with McKinsey & Company in San Francisco, California from 1971 to 1989, serving the last seven years as a senior partner. Mr. Abbe also serves as director of CoSine Communications, Inc., a publicly held company and also serves as chairman of Nova Crystals, Inc., director of Xponenet, Inc., and director of NovaSol, Inc., three privately held companies. He began his career with the United States Air Force Rocket Propulsion Laboratory in Edwards, California.

Mr. Abbe received a B.S. and M.S. in chemical engineering from Cornell University and a M.B.A. from Stanford University.

        Robert P. Akins, one of Cymer's co-founders, has served as its chairman and chief executive officer since its inception in 1986, and also served as president of Cymer from its inception until May 2000. He currently serves on the board of directors of Extraction Systems, Inc. and Semiconductor Equipment and Material International North America, and on the council of advisors to the Irwin and Joan Jacobs School of Engineering at the University of California, San Diego. Mr. Akins received the Ernst & Young Entrepreneur of the Year Award for San Diego County in 1997 and with fellow Cymer co-founder Rick Sandstrom, received the outstanding alumnus award from the University of California, San Diego. He also received the prestigious SEMI Award for North America, the highest honor conferred by Semiconductor Equipment and Materials International, in 1996 for contributions to the field of deep ultraviolet or DUV lithography. He received a B.S. in physics, a B.A. in literature, and a Ph.D. in applied physics from the University of California, San Diego.

        Edward H. Braun has served as a director of Cymer since March 2003. Mr. Braun has been a director and chairman, and chief executive officer of Veeco Instruments, Inc. since January 1990, and was its president from January 1990 to May 2000 and from October 2000 to March 2003. Prior to 1990, Mr. Braun was employed as the executive vice president and chief operating officer of Veeco's predecessor company (now Lambda Electronics, Inc.). Mr. Braun joined Veeco's predecessor company in 1966 where he held numerous positions, including director of marketing, director of operations, and general manager. Mr. Braun is a member of the board of directors of Semiconductor Equipment and Materials International, of which he was Chairman of the Board in 1993, and also serves on the Executive Advisory Council of the International Disk Drive Equipment and Materials Association (IDEMA)—the Data Storage trade association. Mr. Braun received a BSME from Clarkson College of Technology and completed Stanford University's Executive Program for Management of High Technology Companies.

        Michael R. Gaulke has served as a director of Cymer since August 2000. Since 1996, Mr. Gaulke has served as president and chief executive officer and a director of Exponent, Inc., a nationally recognized engineering and scientific consulting firm that performs in-depth investigations in more than 70 technical disciplines to analyze failures and accidents to determine their causes. He first joined Exponent, Inc. in September 1992 as executive vice president and chief financial officer. In March 1993 he was named president and was appointed as a member of the board of directors in January 1994. Prior to 1992, Mr. Gaulke served as executive vice president and chief financial officer of Raynet Corporation, which pioneered a fiber-to-the-curb architecture for telecommunications. Before that, he served as executive vice president and chief financial officer of Spectra-Physics, a leading manufacturer of a broad range of lasers and laser-related products. Mr. Gaulke received a B.S. in electrical engineering from Oregon State University and a M.B.A. from Stanford University Graduate School of Business.

        William G. Oldham, Ph.D. has served as a director of Cymer since January 2001. He currently serves as the Robert S. Pepper Professor of Electrical Engineering and Computer Science at the University of California, Berkeley, where he has been on the faculty since 1964. Dr. Oldham is presently involved in researching optical and extreme ultraviolet or EUV lithography and maskless lithography for applications at feature sizes smaller than 100nm, and was previously involved in research in semiconductor materials and process technology. He has also served on our scientific advisory board since its inception in 1999. Dr. Oldham's university activities have included serving as director of the California SEMATECH Center of Excellence from 1988 to 1996, and as director of the DARPA/SRC Research Network from 1996 to the present. He served as program manager for dynamic RAMS—technology development and circuit design at Intel Corp. from 1974 to 1975, and served at Siemens Research Laboratory in Erlangen, Germany from 1963 to 1964. Dr. Oldham frequently consults with various electronics and automotive manufacturers and with legal firms on intellectual property matters. In March 2003, he was awarded the prestigious Semiconductor Industry Association's University Research Award for his career contributions to the semiconductor industry. He also serves on the board of directors of Nanometrics Incorporated. Dr. Oldham has published more than 200 articles and holds nine patents in semiconductor electronics. He received B.S., M.S. and Ph.D. degrees from the Carnegie Institute of Technology.

        Peter J. Simone has served as a director of Cymer since July 1993. Mr. Simone is currently a consultant in private practice and serves as director of Oak Technology, Inc., as well as several private companies. Mr. Simone was executive chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company from June 2001 to December 2002 when it was acquired by Novellus Systems, Inc. He was a director of Active Control eXperts, Inc. ("ACX"), a leading supplier of precision motion control and smart structures technology, while also serving as a consultant, then President from January 2000 to February 2001 when it was acquired by Cymer. He served as president, CEO and director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier original equipment manufacturers from April 1997 until Xionics' merger with Oak Technology, Inc. in January 2000. Mr. Simone served as Group Vice President of Simplex Time Recorder Company, Inc., a supplier of time management, building life safety and security software/hardware solutions, from 1992 through 1996. From 1974 through 1992, Mr. Simone held various management positions, including President and director of GCA Corporation, a manufacturer of semiconductor photolithography capital equipment. Mr. Simone received a B.S. in accounting from Bentley College and a M.B.A. from Babson College.

        Young K. Sohn has served as a director of Cymer since March 2003. Mr. Sohn is the president and chief executive officer and chairman of the board of directors of Oak Technology, Inc. Prior to joining Oak Technology, Inc. in 1999, Mr. Sohn was employed by Quantum Corporation for six years, serving most recently as president of its Hard Drive Business. From August 1983 to January 1993, he was director of marketing at Intel Corporation. Mr. Sohn currently serves on the board of directors of PLX Technology, Inc. and Synnex Information Technologies, Inc. He received a B.S. in electrical engineering from the University of Pennsylvania and a M.S. (M.B.A.) from the Massachusetts Institute of Technology's Sloan School of Management.

        Jon D. Tompkins has served as a director of Cymer since May 1999. Mr. Tompkins served as chief executive officer of KLA-Tencor Corporation from April 1997 until June 1998 and served as chairman of the board of KLA-Tencor from July 1998 until his retirement in 1999. He served as president and chief executive officer of Tencor Instruments from April 1991 until its merger with KLA Instruments in April 1997 and chairman of the board from November 1993 until the merger. He has also previously served as president and chief executive officer of Spectra-Physics. Mr. Tompkins currently serves on the board of directors of KLA-Tencor, Electro Scientific Industries, Credence Systems, and Logic Vision. Mr. Tompkins received a B.S. in electrical engineering from the University of Washington and a M.B.A. from Stanford University with an emphasis in finance and accounting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

        During 2002, our board of directors held five meetings. The board of directors has an audit committee, a compensation committee, a nominating and corporate governance committee, a scientific advisory committee and a stock option committee. During 2002, each director attended 75% or more of the aggregate number of meetings of the board and of the committees on which he served.

  Audit Committee

        During 2002, the audit committee was comprised of three directors: Messrs. Deemer and Gaulke served on the audit committee for the entire year, Mr. Simone served from January 1 to November 21, 2002, and Mr. Tompkins served from November 28, 2002 through the end of the year. All members of the audit committee were "independent" (as currently defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards) except for Mr. Simone. In February 2001, we acquired ACX, which is now our wholly owned subsidiary and known as Cymer Boston. Mr. Simone was an employee of ACX until its acquisition and received compensation from ACX in excess of $60,000 during 2000. The audit committee met eleven times during 2002.

        The audit committee, among other things:

  •
  appoints our outside auditors and determines the funding for audit and review by them of our financial statements;

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  evaluates and oversees our outside auditors' independence and performance;

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  determines in advance whether to engage our outside auditors to provide any non-audit services;

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  oversees and monitors our management and outside auditors and their activities with respect to our financial reporting and compliance with our internal and external disclosure policies;

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  discusses and reviews our financial statements, the results of the annual audit and all press releases containing financial information with management and our outside auditors;

  •
  establishes and implements procedures to receive and address complaints regarding accounting and auditing matters; and

  •
  performs such other duties of an audit committee specified in the Sarbanes-Oxley Act of 2002 and rules and regulations implemented by the Securities and Exchange Commission and Nasdaq.

        The Board has adopted a written charter for the audit committee that was attached as Appendix A to Cymer's 2001 proxy statement.

  Compensation Committee

        During 2002, the compensation committee was comprised of two independent directors: Mr. Abraham and Mr. Tompkins. The compensation committee met four times during 2002. The compensation committee reviews, evaluates and approves our compensation policy for executive officers and directors. Additionally the compensation committee approves all other forms of compensation to be provided to our executive officers. The compensation committee reviews, evaluates and approves the general compensation goals and guidelines for all of our employees, including the criteria by which bonuses are determined. The compensation committee also makes recommendations to the board concerning other plans that are proposed or adopted for the provision of compensation to employees, directors or consultants. In addition, the compensation committee acts as administrator of our 1996 Stock Option Plan and 2000 Equity Incentive Plan and performs such other functions regarding compensation as the board may delegate.

  Nominating and Corporate Governance Committee

        During 2002, the nominating and corporate governance committee was comprised of three independent directors: Messrs. Gaulke Simone and Tompkins. The nominating and corporate governance committee met three times during 2002. The nominating and corporate governance committee interviews, evaluates, nominates and recommends individuals for membership on our board of directors and its various committees. No procedure has been established for the consideration of nominees recommended by stockholders. The nominating and corporate governance committee also reviews and evaluates our corporate governance policies, procedures and compliance in light of recent changes to the laws and regulations related to corporate governance.

  Scientific Advisory Committee

        The Scientific Advisory Committee was formed on August 24, 2002, and charged with interacting with and attending meetings of our Scientific Advisory Board. The Scientific Advisory Committee currently consists solely of Dr. Oldham, and he met with the Scientific Advisory Board two times during 2002.

  Stock Option Committee

        The Stock Option Committee awards stock options to purchase up to 25,000 shares of our common stock per option to non-officer employees of Cymer. The Stock Option Committee currently consists solely of Mr. Akins.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The audit committee of the board of directors is comprised of three independent directors and operates under a written charter adopted by the board. The members of the committee consist of Charles J. Abbe, Michael R. Gaulke and Jon D. Tompkins. The committee selects our outside auditors.

        Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The committee's responsibility is to monitor, evaluate and oversee these processes. The independent accountants understand that they are accountable to the committee, not our management.

        In this context, the committee has met and held discussions with management and the independent accountants. Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The committee has reviewed and discussed the consolidated financial statements with management and the independent accountants including whether any off-balance sheet financing transactions or any transactions with related parties existed. The committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the committee reviewed and discussed with the independent accountants the nature of the non-audit services provided by them during 2002.

        Our independent accountants also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants their independence.

        Based on the committee's discussion with management and the independent accountants and the committee's review of the representation of management and the report of the independent accountants to the committee, the committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2002 which was filed with the Securities and Exchange Commission on March 27, 2003.

                      Audit Committee

                      Michael R. Gaulke, Chairman
                      Charles J. Abbe
                      Jon D. Tompkins

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission (the "SEC"), and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act").

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

Overview and Philosophy

        The compensation committee of the board of directors regularly reviews and approves all executive officer compensation and stock option grants. Executive compensation includes the following elements: base salaries, annual incentives, stock options and various benefit plans.

        Before March 30, 2003, the committee was comprised of two independent directors: Mr. Abraham and Mr. Tompkins. It is the committee's objective that executive compensation be tied directly to the achievement of our performance objectives. Specifically, our executive compensation program is designed to reward exceptional executive performance that results in enhanced corporate and stockholder values.

        The committee recognizes that the industry sector in which we operate is both highly competitive and undergoing significant globalization, with the result that there is substantial demand for qualified, experienced executive personnel. The committee considers it crucial that we be assured of retaining and rewarding our top caliber executives who are essential to the attainment of our ambitious long-term, strategic goals.

        For these reasons, the committee believes our executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some of the companies comprising the Nasdaq 100 Index or the Nasdaq Computer Industry & DP Index.

Annual Cash Compensation

        The committee believes that the annual cash compensation paid to executive officers should be commensurate with both the officer's and our performance. For this reason, our executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus). From time to time we may also provide for exceptional bonuses for executive officers under certain circumstances or to serve specific purposes, such as to provide additional performance incentives where appropriate or to ensure retention of an executive officer.

        Base salaries for executive officers are established considering a number of factors, including:

  •
  our profitability;

  •
  the officer's individual performance and measurable contribution to our success; and

  •
  pay levels of similar positions with comparable companies in our industry.

        The committee supports our compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of our formal annual review process. Generally, base salaries for executive officers are maintained at approximately the 50th percentile of salaries paid by similar size, high technology companies.

        Under our executive incentive plan ("EIP"), an executive officer's annual performance award generally depends on two performance factors: our overall financial performance and the officer's individual performance.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or 1934 Act whether made before or after the date hereof without regard to any general incorporation language contained in such filing.

        Our performance objectives were derived from the Board-approved 2002 business plan, which included specific financial performance targets relating to revenue and profits. No payments are made unless minimum operating income targets are met. These targets are reviewed annually to meet the changing nature of our business. Under the EIP the maximum bonus as a percentage of base salary when annual corporate goals are achieved is 120% for the chief executive officer, 100% for the chief operating officer, and 80% for the chief financial officer and executive vice presidents of our three business units. Under the EIP, each officer's annual performance award may exceed these stated maximums if our financial performance exceeds 100% of the financial targets in that year's business plan. In such cases, the actual percentage of each officer's performance award will vary in relation to the percentage by which our targets for that year are exceeded. The committee annually reviews and approves specific targets and performance criteria for each officer.

Stock Options

        During 2002, the compensation committee approved all stock option grants made to executive officers under our 1996 Stock Option Plan ("1996 Plan"). Stock option grants made to the named executive officers during 2002 are set forth in the table "Option Grants In Last Fiscal Year." The 1996 Plan is designed to attract, retain and motivate our officers and other participants by providing them with a meaningful stake in our long-term success. In making its determinations, the compensation committee takes into consideration:

  •
  grants made to individuals in similar positions in comparable high technology companies;

  •
  participants' contributions to our performance, both short- and long-term;

  •
  prior stock option grants, especially as they relate to the number of options vested and unvested; and

  •
  the impact that total option grants made to all participants have on dilution of current stockholder ownership and our earnings.

Benefits

        We provide benefits to the named executive officers that are generally available to all of our employees. The amount of executive benefits and perquisites did not exceed 10% of total 2002 salary and bonus for any executive officer, except for Mr. Shin, whose benefits and perquisites were 91% of his total 2002 salary and bonus.

Taxes

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we can only deduct up to $1 million of compensation we pay to certain executive officers each taxable year. However, we may deduct compensation above $1 million if it is "performance-based compensation" within the meaning of the Internal Revenue Code. The compensation committee has determined that stock options granted under our 1996 Plan with an exercise price at least equal to the fair value of our common stock on the date of grant will be treated as performance-based compensation.

Chief Executive Officer's Compensation

        Compensation for the chief executive officer is determined by a process similar to that discussed above for executive officers. Mr. Akins' base compensation for 2002, which was established by the compensation committee, was $400,000.

        Under the EIP approved by the committee for 2002, Mr. Akins did not receive an incentive bonus in 2002 due to our overall financial performance. Mr. Akins did receive an annual bonus award of $100,000 in December of 2002 outside the EIP.

        During 2002, Mr. Akins was granted options to purchase 56,772 shares of our common stock in recognition of his strong leadership during the current industry downturn and significant contributions to our future success.

                      Compensation Committee

                      Jon D. Tompkins, Chairman
                      Richard P. Abraham (retired on March 30, 2003)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 2002 the compensation committee was composed of Jon D. Tompkins and Richard P. Abraham. Mr. Tompkins is an independent director and Mr. Abraham was an independent director until his retirement from the board effective March 30, 2003.

PROPOSAL 2

APPROVAL OF 200,000 SHARE INCREASE IN SHARES ISSUABLE UNDER THE
1996 EMPLOYEE STOCK PURCHASE PLAN

        In July 1996, the board adopted, and the stockholders subsequently approved, our 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan was amended in 2001 to increase the number of shares of common stock authorized for issuance by 300,000 shares. Prior to giving effect to this proposal, there were 500,000 shares of common stock reserved for issuance under the Purchase Plan.

        In March 2003, the board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Purchase Plan by 200,000 shares, from a total of 800,000 shares to a total of 1,000,000. The stockholders are being requested to approve this amendment.

        During the last fiscal year, shares of common stock were purchased in the following amounts and having the following values (calculated as the purchase price multiplied by the number of shares purchased under the Purchase Plan) by each of the Company's Named Executive Officers, executive officers as a group and all employees as a group as follows: Mr. Akins, no shares; Mr. Didier, 1,182 shares ($21,270), Mr. Holtaway, 959 shares ($17,256), Mr. Klene, 1,212 shares ($21,810), Mr. Cefalo, 1,346 shares ($24,220) and Mr. Shin, 1,181 shares ($21,251); all current executive officers as a group, 6,214 shares ($111,817); and all employees (excluding executive officers) as a group, 147,932 shares ($2,685,889).

        As of March 14, 2003, an aggregate of 628,611 shares of our common stock had been sold under the Purchase Plan and 171,389 shares of common stock remained available for future sale under the Purchase Plan.

        Stockholders are requested in this Proposal 2 to approve the amendment to increase the aggregate number of shares issuable under the Purchase Plan, as amended. As is required by our Bylaws, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting will be required to approve this amendment to the Purchase Plan. Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

        A copy of the Purchase Plan has been filed with the SEC in connection with the filing of this proxy statement. The essential features of the Purchase Plan, as amended through March 2003, are outlined below. This outline is only a summary of these features and you are encouraged to read the entire Purchase Plan, which is available through the SEC's website at www.sec.gov.

PURPOSE

        The purpose of the Purchase Plan is to provide a means by which our employees (and any parent or subsidiary designated by the board to participate in our Purchase Plan) may be given an opportunity to purchase shares of our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. All of our employees are eligible to participate in the Purchase Plan after one month of employment.

        The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code, or the Code.

ADMINISTRATION

        The board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of us will be eligible to participate in the Purchase Plan.

        The board has the power to delegate administration of the Purchase Plan to a committee of members of the board and has delegated adminstration to the Compensation Committee. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints and to the Board.

OFFERINGS

        The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally each offering period is 24 months long and consists of four six-month purchase periods. The Purchase Plan includes an automatic restart feature whereby in the event that the fair market value of our common stock on any exercise date during an offering period is below the fair market value of our common stock for the enrollment date of such offering period, the current offering period shall end and a new 24-month offering shall begin on such date.

ELIGIBILITY

        Any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any parent or subsidiary of us designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by us or the designated affiliate for at least one month preceding the first day of the offering. Officers who are "highly compensated" as defined in the Code are also eligible to participate in the Purchase Plan.

        However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary of us (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans those of our affiliates in any calendar year.

PARTICIPATION IN THE PURCHASE PLAN

        Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the offering period.

PURCHASE PRICE

        The purchase price per share at which shares of common stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering period, or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

        The purchase price of the shares is accumulated by payroll deductions over the offering period. At any time during the offering, a participant may terminate his or her payroll deductions as the Board provides in the offering. A participant may increase or decrease the rate of such payroll deductions during the offering period, except, the Board may limit the number of participation rate changes during any purchase period and/or offering period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make additional payments into such account.

PURCHASE OF STOCK

        By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. In no event shall any participant be entitled to purchase more than 7,500 shares in any offering period. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering period at the applicable price.

WITHDRAWAL

        While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period.

        Upon any withdrawal from a purchase period by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee's behalf during such purchase period, and such employee's interest in the purchase period will be automatically terminated. The employee is not entitled to again participate in that purchase period. However, an employee's withdrawal from a purchase period will not have any effect upon such employee's eligibility to participate in subsequent purchase periods under the Purchase Plan.

TERMINATION OF ELIGIBILITY

        Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's eligibility for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

        Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend, amend, or terminate the Purchase Plan at any time and for any reason. Unless terminated earlier, the Purchase Plan will terminate in July 2006.

        Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

        In the event of a dissolution or liquidation, the offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless the Board provides otherwise. In the event of an asset sale or a merger, the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event and shall be exercised automatically on the date of such event unless the participant has withdrawn from the Purchase Plan.

STOCK SUBJECT TO PURCHASE PLAN

        Subject to the stockholders' approval of this Proposal, an aggregate of 1,000,000 shares of common stock will be reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

        Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

        A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

        If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

        If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

        There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Purchase Plan. Cymer is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND US WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE DIRECTOR, EMPLOYEE OR CONSULTANT MAY RESIDE.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The audit committee of the board of directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2003. The board has directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since 2000. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor any other governing document or law require stockholder ratification of the selection of independent auditors. The board is submitting the selection of KPMG LLP to you for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Cymer and its stockholders.

        The affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy will be required to ratify the selection of KPMG LLP. Abstentions and broker non-votes are not counted for any purpose in determining whether this proposal has been approved.

        AUDIT FEES.    The aggregate audit fees billed by KPMG LLP for the 2002 audit of our consolidated financial statements and for the 2002 review of our interim consolidated financial statements was $302,385.

        AUDIT-RELATED FEES.    The aggregate audit related fees billed by KPMG LLP for services rendered in connection with our confidential offering circular for the convertible subordinated debt, the 2002 audit of our 401 (k) plan, and the review of 2002 registration statements on Forms S-3 and S-8 was $88,450.

        TAX FEES.    The aggregate tax fees billed by KPMG LLP for tax preparation services and other tax services during 2002 was $832,596.

        ALL OTHER FEES.    The aggregate of all other fees billed by KPMG LLP primarily for international expatriate services rendered during 2002 was $36,303.

        Our Audit Committee has determined the rendering of all non-audit services by KPMG LLP is compatible with the maintenance of the auditors' independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR PROPOSAL 3.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of March 14, 2003 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares(2)	Percent of Total
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	5,090,332	14.82%
Charles J. Abbe	—	—
Robert P. Akins	637,430	1.84%
Edward H. Braun	—	—
Michael R. Gaulke	25,999	*
William G. Oldham	16,132	*
Peter J. Simone	18,748	*
Young K. Sohn	—	—
Jon D. Tompkins	32,331	*
Pascal Didier	354,140	1.02%
Edward P Holtaway	196,011	*
Brian C. Klene	155,018	*
John Shin	123,634	*
Albert P. Cefalo	63,843	*
All executive officers and directors as a group (16 people)	1,792,250	5.01%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 34,351,416 shares outstanding on March 14, 2003, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage of ownership of such person but are not treated as outstanding for computing the percentage of any other person.

(2)
Includes the following number of shares issuable upon exercise of options exercisable as of, or that will have become exercisable within 60 days of March 14, 2003: Mr. Akins, 296,804 shares; Mr. Gaulke, 24,999 shares; Dr. Oldham, 16,132 shares; Mr. Simone, 13,748 shares; Mr. Tompkins, 28,331 shares; Mr. Didier, 351,975 shares; Mr. Holtaway, 194,176 shares; Mr. Klene, 155,018 shares; Mr. Shin 119,336 shares; Mr. Cefalo 62,497 and all executive officers and directors as a group: 1,431,107 shares. Mr. Abbe, Mr. Braun and Mr. Sohn did not have any shares issuable upon exercise of options within 60 days of March 14, 2003.

(3)
Represents shares beneficially owned by FMR Corp. and its affiliates, including Fidelity Management & Research Corporation, an investment company registered under the Investment

  Company Act of 1940 and beneficial owner of 4,665,701 shares of our common stock, Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, and the beneficial owner of 424,500 of our common stock, and Geode Capital Management, LLC, a Delaware limited liability company and the beneficial owner of 131 shares of our common stock. FMR Corp. may be deemed to beneficially own these shares by virtue of Rule 13d-3 under the 1934 Act. FMR Corp. disclaims beneficial ownership of such shares on behalf of itself and its affiliates pursuant to Rule 13d-4 under the 1934 Act. Information provided in this footnote is based solely on a Schedule 13G/A filed with the SEC by FMR Corp. on February 13, 2003.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other registered equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during 2002, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them except for Form 4 filings for options granted on November 19, 2002 to Brian C. Klene, Hugh R. Grinolds and John Shin, which were filed late.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        In 2002 each of our non-employee directors received an annual retainer of $8,000, a fee of $2,000 for each board meeting attended and $1,000 for each committee meeting attended. Effective November 21, 2002 each committee chairman received $2,000 for each committee meeting attended. The total compensation paid to outside directors in 2002 was $130,000, $24,000 of which represented a prepayment of a portion of their retainer for 2003. In 2003 each of our non-employee directors will receive an annual retainer of $16,000, a fee of $2,000 for each board meeting attended and $1,000 for each committee meeting attended, except for the chairman. The chairman of the committee will receive $2,000 for each meeting attended The members of the board of directors are also eligible for reimbursement for their expenses incurred in attending board meetings in accordance with our policy.

        Non-employee directors are granted options from our 1996 Stock Option Plan. Typically, option grants to non-employee directors are non-discretionary. Beginning January 1, 2003, on the 15th day of the first month of each calendar quarter, each non-employee director who has served as an outside director since June 30th of the prior year, is automatically granted an option to purchase 1,600 shares of common stock, for a total annual grant of 6,400. Quarterly option grants to non-employee directors are exercisable in full one year from the date of grant. In 2002 and prior years, a single grant of an option to purchase 5,000 shares was made to each non-employee director on the second Monday of January. Newly elected non-employee directors are granted an initial option to purchase 20,000 shares of common stock. Additional options may be granted by the Board of Directors at other times. The exercise price of options granted to non-employee directors is 100% of the fair market value of our common stock subject to the option on the date of the option grant. The initial options granted to non-employee directors may not be exercised until the date upon which the non-employee director has provided one year of continuous service as a director following the date of grant, whereupon the option becomes exercisable as to 25% of the option shares, and 1/48th of the option shares become exercisable each month thereafter. The term of options granted to non-employee directors is ten years. In the event we merger with another corporation or a consolidation or an acquisition of assets or other change-in-control transaction involving us, each outstanding option would be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute the options, the non-employee director would have the right to exercise all of the option shares, including shares not otherwise exercisable. In such event, the plan administrator would notify the non-employee director that the option is fully exercisable for 15 days from the date of such notice and that the option terminates upon expiration of such period.

        During 2002 we granted options covering an aggregate of 30,000 shares of our common stock to directors Abraham, Deemer, Simone, Gaulke, Oldham and Tompkins in connection with their services as outside directors, each with an exercise price of $34.96 per share. The fair market value of our common stock on the date of grant was $34.96 per share based on the closing sales price reported on The Nasdaq Stock Market for the date of grant. In addition Dr. Oldham also was granted 800 and 400 options of our common stock in connection with his service on our Scientific Advisory Board, with an exercise price of $50.15 and $31.66 per share, respectively. The fair market value of our common stock on the date of grant was $50.15 and $31.66 per share, respectively, based on the closing sales price reported on The Nasdaq Stock Market for the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

        Part I in our annual report on Form 10-K for the year ended December 31, 2002 contains a listing of and biographies for all of our executive officers.

        The following table shows for 2000, 2001 and 2002, compensation awarded or paid to or earned by our Chief Executive Officer and our other four most highly compensated executive officers, in 2002 and one additional person who was an executive officer during a portion of 2002 and would have qualified as one of the most highly compensated executive officers had he been an executive officer at the end of 2002. The officers listed in the table below are referred to as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Other Annual Compensation ($)(2)	Securities Underlying Options(#)	All Other Compensation ($)(3)
Robert P. Akins Chairman of the board of directors and chief executive officer	2002 2001 2000	377,462 330,769 341,346	100,000 — 561,662		— — —	56,772 94,776 —	13,499 12,658 9,408
Pascal Didier President and chief operating officer	2002 2001 2000	315,009 304,335 256,827	1,081,252 354,584	(4)	— — 101,115	38,440 67,009 40,000	13,708 10,712 8,599
Edward P. Holtaway Executive vice president	2002 2001 2000	227,769 220,865 209,135	47,000 — 220,551		— — —	24.344 40,156 20,000	12,608 11,608 9,004
Brian C. Klene(7) Executive vice president	2002 2001 2000	218,804 212,313 111,635	45,150 — 499,599	(5)	— — —	47,517 27,694 150,000	13,100 10,006 18,347
John Shin Executive vice president	2002 2001 2000	219,385 212,289 199,800	45,270 — 204,595		240,668 212,731 54,267	68,093 36,877 20,000	12,559 13,146 14,650
Albert P. Cefalo(8) Senior vice president, Chief Intellectual Property Counsel	2002 2001 2000	242,308 158,654 —	50,000 255,779 —	(6)	— — —	20,671 125,000 —	18,465 31,545 —

(1)
In the third and fourth quarters of 2001, our executive officers accepted a voluntary salary reduction, except for Mr. Cefalo who did not qualify due to his recent hire. During the first quarter of 2002, all executives officers accepted a voluntary salary reduction.

(2)
As permitted by the SEC's rules, we have not included in this table the amounts paid by us for perquisites and other personal benefits unless the aggregate amount of such compensation is greater than the lesser of either $50,000 or 10% of the Named Executive Officer's total annual salary and bonus. In 2000 we taxed equalized and paid taxes on Mr. Didier's behalf in the amount of $101,115. Mr. Shin received a goods and services and auto allowance of $45,245, $43,200 and $43,200 in 2000, 2001 and 2002, respectively. In addition we also taxed equalized and paid taxes on Mr. Shin's behalf in the amounts of $9,022, $169,531 and $197,469 in 2000, 2001, 2002, respectively.

(3)
Includes all other compensation as follows:

Name	Year	Company Matching 401(k) Contributions($)	Life Insurance Premiums($)	Financial Planning Services($)	Ex- Patriate Home Leave Fringe(a)($)	Relocation($)	Total All Other Compensation($)
Robert P. Akins	2002 2001 2000	4,000 4,000 4,000	2,163 1,153 1,008	7,336 7,505 4,400	— — —	— —	13,499 12,658 9,408
Pascal Didier	2002 2001 2000	4,000 4,000 4,000	1,758 937 749	7,950 5,775 3,850	— — —	— — —	13,708 10,712 8,599
Edward P. Holtaway	2002 2001 2000	4,000 4,000 4,000	1,272 678 604	7,336 6,930 4,400	— — —	— — —	12,608 11,608 9,004
Brian C. Klene	2002 2001 2000	4,000 4,000 4,000	1,220 651 362	7,879 5,355 —	— — —	— 13,985	13,100 10,006 18,347
John Shin	2002 2001 2000	4,000 4,000 4,000	1,223 652 577	7,336 3,705 5,100	— 4,789 4,973	— — —	12,559 13,146 14,650
Albert P. Cefalo	2002 2001 2000	4,000 4,000 —	1,353 481 —	11,309 — —	— — —	1,803 27,064 —	18,465 31,545 —

  (a)
  Company paid travel expenses for employee and his family to visit country of origin.

(4)
Effective in the fourth quarter of 2001, we commenced a two-year bonus plan for Mr. Didier, our president and chief operating officer. The plan was established by the compensation committee of our board of directors to provide Mr. Didier with additional incentive during the industry downturn, to direct the company to operate within the approved quarterly budgets while maintaining our market leadership, executing our product roadmap and building the corporate infrastructure that we will need for the next industry upturn. The plan covers two sequential 12-month periods, each running from October 1 to September 30. Mr. Didier is eligible to earn up to $1 million at the end of each 12-month period depending on the achievement of pre-determined quarterly milestones and metrics for the period. In October 2002, we paid Mr. Didier $1 million, the maximum bonus under the plan for the first 12-month period. In addition, Mr. Didier received an annual bonus award of $81,252 in December of 2002.

(5)
Bonus includes: $183,479 sign-on bonus and $74,783 relocation bonus.

(6)
Bonus includes: $186,513 sign-on bonus and $69,266 relocation bonus.

(7)
Mr. Klene was hired by us in June 2000.

(8)
Mr. Cefalo was hired by us in April 2001 and served as an executive officer until October, 2002 but remains an employee.

STOCK OPTION GRANTS AND EXERCISES

        The following tables show for 2002 certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR(1)

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (%)
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Mr. Akins	11,031 17,473 28,268	0.6313 1.0000 1.6178	50.15 31.66 19.57	04/01/12 07/01/12 10/01/12	347,907 347,901 347,908	881,666 881,651 881,666
Mr. Didier	7,469 11,831 19,140	0.4274 0.6771 1.0954	50.15 31.66 19.57	04/01/12 07/01/12 10/01/12	235,565 235,565 235,565	596,969 596,968 596,968
Mr. Holtaway	4,440 7,896 12,008	0.2541 0.4519 0.6872	50.15 31.66 19.57	04/01/12 07/01/12 10/01/12	140,033 157,216 147,788	354,872 398,415 374,524
Mr. Klene	4,411 6,917 11,189 25,000	0.2524 0.3959 0.6403 1.4307	50.15 31.66 19.57 31.61	04/01/12 07/01/12 10/01/12 11/19/12	139,119 137,723 137,708 496,984	352,554 349,017 348,980 1,259,455
Mr. Shin	4,378 7,149 11,566 45,000	0.2505 0.4091 0.6619 2.5753	50.15 31.66 19.57 31.61	04/01/12 07/01/12 10/01/12 11/19/12	138,078 142,342 142,348 894,571	349,917 360,723 360,738 2,267,019
Mr. Cefalo	7,896 12,775	0.4519 0.7311	31.66 19.57	07/01/12 10/01/12	157,216 157,228	398,415 398,446

(1)
These options were granted pursuant to our 1996 Stock Option Plan. All options expire ten years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. These options become exercisable in full four years from the date of grant, except for options with an expiration date of 04/01/12, which become exercisable in full one year from the date of grant. To the extent exercisable at the time of employment termination, these options may be exercised for an additional 60 days.

(2)
Potential gains are net of exercise price and before taxes associated with exercise. The amounts represent certain assumed rates of appreciation based on SEC rules. Any actual gain on a stock option exercise is dependent on the future performance of our common stock, overall market conditions and option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect our estimate of future stock price growth.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-The-Money Options at FY-End ($)(2)
Name	Shares Acquired on Exercise (#)	Value realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Akins	—	—	272,857	94,691	1,708,301	373,673
Mr. Didier	5,000	141,587	336,590	63,859	2,744,531	254,599
Mr. Holtaway	20,000	706,100	183,904	40,596	1,803,423	176,539
Mr. Klene	—	—	140,192	85,019	283,602	161,958
Mr. Shin	20,300	717,477	112,667	75,803	636,055	186,706
Mr. Cefalo	—	—	52,081	93,590	—	166,646

(1)
Fair market value of underlying securities on date of exercise minus the exercise price multiplied by the number of shares.

(2)
Fair market value of underlying securities on December 31, 2002 minus the exercise price multiplied by the number of shares.

EQUITY COMPENSATION PLANS

        The following table summarizes Cymer's equity compensation plans as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders(1)	5,099,938	$30.52	828,368	(3)
Equity compensation plans not approved by security holders(2)	3,022,230	$24.30	1,993,393

Total	8,122,168	$28.10	2,821,761

(1)
Includes the 1996 Stock Option Plan and the 1996 Director Option Plan.

(2)
Includes the 2000 Equity Incentive Plan and the ACX 1993 Stock Option Plan.

(3)
Includes 171,389 shares reserved for issuance under the 1996 Employee Stock Purchase Plan.

        We adopted our 2000 Equity Incentive Plan (the "2000 Plan") on August 16, 2000. The 2000 Plan provides for the grant of options to employees or consultants who are neither directors nor officers. The exercise price of the options granted under the 2000 Plan will equal the quoted market value of the common stock at the date of grant. Options issued under the 2000 Plan expire ten years after the options are granted and generally vest and become exercisable ratably over a four year period following the date of grant. This plan was amended in 2002 to increase the shares reserved for issuance under the plan from 1,850,000 to 4,950,000. Of these shares, options to purchase 2,817,958 shares are outstanding and 1,993,393 shares remain available for grants as of December 31, 2002.

        We assumed the ACX Stock Option Plan upon completion of the acquisition of ACX in February 2001. Outstanding options may be exercised solely for shares of our common stock, according to the conversion ratio established in the acquisition. The outstanding ACX options were converted to options to purchase 336,109 shares of our common stock, at exercise prices ranging from $2.08 to $38.71 per share. No further options will be issued under the ACX Stock Option Plan. As of December 31, 2002, options to purchase 204,272 shares are outstanding under the ACX Stock Option Plan.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        We have entered into agreements with Messrs. Akins, Didier, Holtaway, Klene, Shin and Cefalo and certain other officers and key employees which entitle each individual to certain benefits in the event his or her employment with us is involuntarily terminated other than for cause within 18 months after a "change of control" of us. In such event, the individual is entitled to receive for a specified number of months (i) a continuation of his or her monthly base compensation as well as monthly payments equivalent to 1/12th of the average of his or her annual bonus amounts for the prior three years, (ii) a percentage of the bonus that would otherwise be payable for the year of termination based on the number of days during the year in which the individual was employed by us, (iii) vesting of all unvested stock options, and (iv) a continuation of medical benefits. Under the agreements, Messrs. Akins and Didier would be entitled to benefits for 24 months and Messrs. Holtaway, Klene, Shin, and Cefalo would be entitled to benefits for 12 months. Mr. Akins is also entitled to similar benefits if he voluntarily resigns from Cymer within the 30-day period beginning one year after a change of control. For purposes of the agreements, involuntary termination includes a significant reduction in duties or responsibilities, a substantial reduction without good business reason in facilities and perquisites available to the employee, a material reduction in compensation, a significant reduction in the employee's benefits package, relocation without consent, termination other than for death, disability or cause, and failure of a successor company to assume the agreement. A mechanism is provided in each agreement to limit payments in the event they would result in the levy of an excise tax under Section 4999 of the Internal Revenue Code of 1986.

        "Change of control" is defined in the agreements as (i) the acquisition by a person or entity of 50% of voting power of Cymer, (ii) a change in the composition of the Board of Directors within a two-year period as a result of which fewer than a majority of the directors are persons who were either our directors on the date of the respective agreement or who were elected or nominated by a majority of such persons, or (iii) a merger resulting in a 50% or greater change in voting power or a sale of all or substantially all of our assets.

        In 2001, we entered into a two year bonus plan arrangement with Mr. Didier separate from, and in addition to, our standard bonus framework. The bonus plan is composed of two contiguous 12 month periods (each a "Bonus Period"): the first beginning October 1, 2001 and ending September 30, 2002 and the second period beginning October 1, 2002 and ending September 30, 2003. Payment of any bonus amount due for each Bonus Period occurs at the end of such Bonus Period. The maximum amount payable with respect to each Bonus Period is $1.0 million. If we are acquired during a Bonus Period and Mr. Didier is terminated for reasons other than cause, the bonus plan payments will become guaranteed.

        Effective as of December 1, 2001, we adopted an executive option and health coverage extension program for executive officers who voluntarily retire while in good standing with us and relinquish all options granted to them during the 365 days prior to their retirement. To be eligible for the program, the executive officer must have been an executive officer for at least five consecutive years and must have 10 consecutive years of full-time service and be at least 55 years old, or have 15 consecutive years of full-time service and be at least 50 years old. To receive the benefits of the program, a retiring executive officer must complete an approved succession planning process and enter into a release and waiver of claims and a consulting agreement with us. In return, the program provides the executive officer with four years of consulting service to us, $1,000 per month in pay for those services, continued vesting in his or her retained options during the term of the consulting agreement, an extended period to exercise those options after retirement, continued financial advisory services paid for by us and health insurance continuation benefits. As of December 31, 2002, there were no executives active in this program.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 1997 for our (i) common stock, (ii) The Nasdaq Stock Market and (iii) the Morgan Stanley Technology 35 Index.

        The graph assumes that $100 was invested on December 31, 1997 in our common stock at the closing price of $15.00 and in each index, and that all dividends were reinvested. No dividends have been declared nor paid on our common stock.

Comparison of Five–Year Cumulative Total Returns
Performance Graph for
CYMER, INC.

Produced on 03/24/2003 including data to 12/31/2002

$500
$400
$300
$200
$100
$0
12/31/1997
12/31/1998
12/31/1999
12/31/2000
12/31/2001
12/31/2002
215.0
130.7
86.5

Legend

Symbol	CRSP Total Returns Index for:	12/1997	12/1998	12/1999	12/2000	12/2001	12/2002
——— ■	CYMER, INC.	100.0	97.5	306.7	171.6	178.2	215.0
— — ★	Nasdaq Stock Market (US Companies)	100.0	141.0	261.5	157.8	125.2	86.5
- - - ▲	Self–Determined Peer Group	100.0	191.5	369.6	239.0	199.9	130.7

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year–end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 12/31/1997.

E. The companies in the self–determined peer group are the same as those in the Morgan Stanley High Technology 35 Index.

(1)
This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and without regard to any general incorporation language in any such filing.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ NANCY J. BAKER Nancy J. Baker Secretary
April 7, 2003

        A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, is being sent to stockholders with this proxy statement with the list of exhibits attached. Exhibits to our annual report on Form 10-K are available for a charge equal to our reasonable expenses incurred in furnishing such exhibits upon written request to: Corporate Secretary, Cymer, Inc., 16750 Via Del Campo Court, San Diego, California 92127.

        A number of brokers with account holders who are Cymer stockholders will be "householding" our proxy materials. As a consequence, a single proxy statement will be delivered to the address of such stockholders unless they have provided contrary instructions to their brokers. If you have received notice from your broker that it will be householding communications to you, you will continue to receive our proxy materials until you revoke your consent or are notified that this procedure will be discontinued. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding should contact their brokers.

CYMER, INC.

1996 EMPLOYEE STOCK PURCHASE PLAN

        The following constitute the provisions of the 1996 Employee Stock Purchase Plan of Cymer, Inc.

1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    Definitions.

        (a)  "Board" shall mean the Board of Directors of the Company.

        (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c)  "Common Stock" shall mean the Common Stock of the Company.

        (d)  "Company" shall mean Cymer, Inc. and any Designated Subsidiary of the Company.

        (e)  "Compensation" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

        (f)    "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

        (g)  "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

        (h)  "Enrollment Date" shall mean the first day of each Offering Period.

        (i)    "Exercise Date" shall mean, for Offering Periods beginning before May 1, 2001, the last day of each Offering Period, and for Offering Periods beginning on or after May 1, 2001, the last day of each Purchase Period of such Offering Period.

        (j)    "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last Trading Day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

          (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

          (iii)  For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value of the Common Stock shall be the price to the public as set forth in the S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock; or;

          (iv)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

        (k)  "Offering Period" shall mean, for Offering Periods beginning before May 1, 2001, a period of approximately six (6) months, commencing on the first Trading Day on or after November 1 and terminating on the last Trading Day in the period ending the following April 30, or commencing on the first Trading Day on or after May 1 and terminating on the last Trading Day in the period ending the following October 31, during which an option granted pursuant to the Plan may be exercised, and for Offering Periods beginning on or after May 1, 2001, a period of twenty-four (24) months commencing on the first Trading Day on or after May 1 and terminating on the last Trading Day prior to the second annual anniversary of such Offering Period, unless sooner terminated pursuant to Section 4 herein.

        (l)    "Plan" shall mean this Employee Stock Purchase Plan.

        (m)  "Purchase Period" shall mean a period of six (6) months within an Offering Period.

        (n)  "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

        (o)  "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

        (p)  "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

        (q)  "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.    Eligibility.

        (a)  Any Employee (as defined in Section 2(g)) who shall be employed by the Company for at least one (1) month prior to a given Enrollment Date shall be eligible to participate in the Plan.

        (b)  Notwithstanding the foregoing, for Offering Periods beginning on or after May 1, 2001, each Employee who first becomes an eligible Employee pursuant to subsection 3(a) herein during any Purchase Period other than the final Purchase Period of an Offering Period may, on the first day of the next Purchase Period of such Offering Period, become a participant in the Plan pursuant to Section 6 herein and shall receive an option under such Offering Period pursuant to Section 8 herein, which option shall thereafter be deemed to be a part of the Offering Period. Such option shall have the same characteristics as any options originally granted under the Offering Period except that:

            (i)  the date on which such option is granted shall be the "Enrollment Date" of such option for all purposes, including determination of the Purchase Price for such option; and

          (ii)  the Offering Period for such option shall begin on its Enrollment Date and end coincident with the end of the ongoing Offering Period.

        (c)  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods.    The Plan shall be implemented by consecutive Offering Periods. For Offering Periods beginning before May 1, 2001, a new Offering Period shall commence on the first Trading Day on or after November 1 and May 1 each year, and for Offering Periods beginning on or after May 1, 2001, a new Offering Period shall commence every twenty four (24) months or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. Notwithstanding anything in this Section 4 to the contrary, for Offering Periods commencing on or after May 1, 2001, if on the first day of a new Purchase Period during an Offering Period the Fair Market Value is less than it was on the Enrollment Date for that Offering Period, that day shall become the next Enrollment Date, and the Offering Period that would otherwise have continued in effect shall immediately terminate and the participants who were enrolled in the terminated Offering Period shall automatically be enrolled in the new Offering Period that starts such day.

5.    Purchase Periods.    Except as otherwise determined by the Board of Directors, each Offering Period beginning before May 1, 2001 shall consist of one (1) Purchase Period, and each Offering Period beginning on or after May 1, 2001 shall consist of four (4) consecutive Purchase Periods, unless sooner terminated pursuant to Section 4 herein. The last day of each Purchase Period shall be the Exercise Date for such Purchase Period. A Purchase Period commencing on May 1 shall end on the next October 31 and a Purchase Period commencing on November 1 shall end on the next April 30. The Board shall have the power to change the duration of Purchase Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the Offering Period including the Purchase Period to be affected thereafter.

6.    Participation.

        (a)  An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

        (b)  Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 11 hereof.

7.    Payroll Deductions.

        (a)  At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

        (b)  All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

        (c)  A participant may discontinue his or her participation in the Plan as provided in Section 11 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Purchase Period and/or Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.

        (d)  Notwithstanding the foregoing, and subject to the limits set forth in subsection 3(c) herein, for Offering Periods beginning on or after May 1, 2001, the maximum number of shares of Common Stock that a participant may purchase on any Exercise Date during an Offering Period shall be such number of shares as has a Fair Market Value (determined as of the Enrollment Date for such Offering Period) equal to (x) $25,000 multiplied by the number of calendar years in which the option under such Offering Period has been outstanding at any time, minus (y) the Fair Market Value of any other shares of Common Stock (determined as of the relevant Enrollment Date with respect to such shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the option is outstanding. The amount in clauses (x) and (y) of the previous sentence shall be determined in accordance with Section 423(b)(8) of the Code and the regulations thereunder and, with respect to clause (y) of this subsection 7(d), shall be based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering Period or any other Offering Period under the Plan, or pursuant to any other Company plans intended to qualify as Employee Stock Purchase Plans under Section 423 of the Code, and (ii) the number of shares subject to other options outstanding on the Enrollment Date for such Offering Period pursuant to the Plan or any other such Company Employee Stock Purchase Plan.

        (e)  A participant's payroll deductions may be decreased to zero percent (0%) at any time during any Purchase Period and/or Offering Period, as applicable, to the extent necessary to comply with Section 423(b)(8) of the Code, subsection 3(c) or subsection 7(d) hereof. Subject to the provisions of Section 423(b)(8) of the Code, and subsections 3(c) and 7(d) hereof, payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the next Purchase Period and/or Offering Period, as applicable, which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11 hereof.

        (f)    At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

8.    Grant of Option.    On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date(s) of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date(s) and retained in the Participant's account as of such Exercise Date(s) by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase, for Offering Periods beginning before May 1, 2001, more than seven thousand five hundred (7,500) shares per Offering Period and, for Offering Periods commencing on or after May 1, 2001, more than seven thousand five hundred (7,500) shares per Purchase Period, and provided further that such purchase shall be subject to the limitations set forth in subsections 3(c) and 7(d) and Section 13 hereof. Exercise of the option shall occur as provided in Section 9 hereof, unless the participant has withdrawn pursuant to Section 11 hereof. The option shall expire on the last day of the Offering Period.

9.    Exercise of Option.    Unless a participant withdraws from the Plan as provided in Section 11 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date(s), and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase or Offering Period, as applicable, subject to earlier withdrawal by the participant as provided in Section 11 hereof. Any other monies left over in a participant's account after the end of the Offering Period which are sufficient to purchase a full share shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

10.    Delivery.    As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

11.    Withdrawal; Termination of Employment.

        (a)  A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

        (b)  Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof) for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

        (c)  A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

12.    Interest.    No interest shall accrue on the payroll deductions of a participant in the Plan.

13.    Stock.

        (a)  The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

        (b)  The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

        (c)  Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14.    Administration.

        (a)    Administrative Body.    The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

        (b)    Rule 16b-3 Limitations.    Notwithstanding the provisions of Subsection (a) of this Section 14, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

15.    Designation of Beneficiary.

        (a)  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

        (b)  Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.    Transferability.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof.

17.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.    Reports.    Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

        (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the Reserves, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

        (c)    Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Offering Period and/or Purchase Period, as applicable, then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 11 hereof.

20.    Amendment or Termination.

        (a)  The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

        (b)  Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

21.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

EXHIBIT A

CYMER, INC.

1996 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Original Application	Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)
1.
                             hereby elects to participate in the Cymer, Inc. 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.
I hereby authorize payroll deductions from each paycheck in the amount of            % of my Base Compensation on each payday (from 1 to 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.
I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.
I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan.

5.
I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchase such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

6.
I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

7.
In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

BENEFICIARY NAME:
(Please Print)	(First) (Middle) (Last)
Relationship
(Beneficiary Address)
Employee's Social
Security Number:
Employee's Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:	Signature of Employee
Spouse's Signature (Required ONLY if beneficiary other than spouse)

EXHIBIT B

CYMER, INC.

1996 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

        The undersigned participant in the Offering Period of the Cymer, Inc. 1996 Employee Stock Purchase Plan which began on                        (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

B-1

CYMER, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2003

The undersigned hereby appoints Robert P. Akins, Pascal Didier and Nancy J. Baker, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Cymer, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Cymer to be held at 17075 Thornmint Court, San Diego, California on Thursday, May 22, 2003, at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted for all nominees listed in Proposal 1 and for Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(continued and to be signed on other side)

CYMER, INC. 16750 Via Del Campo Court SAN DIEGO, CA 92127	VOTE BY MAIL. Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cymer, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    DETACH AND RETURN THIS PORTION ONLY

CYMER, INC.
The Board of Directors recommends a vote for the nominees for director listed below.
Proposal 1:	To elect directors to hold office until the next Annual Meeting.	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
Nominees:	01) Charles J. Abbe, 02) Robert P. Akins, 03) Edward H. Braun, 04) Michael R. Gaulke, 05) William G. Oldham, 06) Peter J. Simone, 07) Young K. Sohn, 08) Jon D. Tompkins
The Board of Directors recommends a vote for Proposals 2 and 3.					For	Against	Abstain
Proposal 2:	To approve an amendment to Cymer's 1996 Employee Stock Purchase Plan to increase the aggregate number of shares reserved for issuance under the plan by 200,000 shares.				☐	☐	☐
Proposal 3:	To ratify the selection of KPMG LLP as independent auditors of Cymer for its fiscal year ending December 31, 2003.				☐	☐	☐

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)
PROPOSAL 2 APPROVAL OF 200,000 SHARE INCREASE IN SHARES ISSUABLE UNDER THE 1996 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLANS
CYMER, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
EXHIBIT A
CYMER, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN SUBSCRIPTION AGREEMENT
EXHIBIT B
CYMER, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN NOTICE OF WITHDRAWAL